Exhibit 10.1

MERCADOLIBRE, INC. 2013 LONG TERM RETENTION
PROGRAM

Effective as of January 1, 2013

MERCADOLIBRE, INC. 2013 LONG TERM RETENTION PROGRAM

Purpose.

The MercadoLibre, Inc. 2013 Long Term Retention Program (the “Plan”) is effective as of January 1, 2013.  The principal purpose of the Plan is to assist the Company in the retention of key employees that have valuable industry experience and developed competencies by rewarding Participants in relation to their individual results and their contributions to the organization, as well as overall Company goals and performance.

Definitions

When used in the Plan, the following terms shall have the meanings set forth below:
“Affiliate” means with respect to any Person, a Person that controls, is controlled by, or is under common control with such Person (it being understood, that a Person shall be deemed to “control” another Person, for purposes of this definition, if such Person directly or indirectly has the power to direct or cause the direction of the management and policies of such other Person, whether through holding ownership interests in such other Person, through agreements or otherwise, and that direct or indirect ownership of ten percent (10%) or more of the voting interests of another Person shall always be deemed to constitute “control”).
“Award” means a specified amount, calculated in accordance with Article 5, payable to a Participant under this Plan for services provided to the Company in 2013 (i) in the case of Award payments made before a Change in Control, in cash, Shares or any combination of cash and Shares as determined by the Award Committee from time to time in its sole discretion or (ii) in the case of Award payments made on or after a Change in Control, in the form of cash only.  Award payments hereunder shall be contingent on the attainment of one or more Performance Goals.  The timing of the payment of an Award, as well as the conditions of such payment, is subject to the Plan terms.  An Award may, but is not required to, be evidenced by a separate agreement executed by the Participant.  Subject to Article 7, an Award will be subject to such terms and conditions which the Award Committee determine are appropriate.
“Award Committee” means the Compensation Committee of the Board, or such other committee that the Board appoints to administer this Plan, which shall have general administrative authority concerning the Plan, and shall, subject to Article 7, have the sole and absolute authority and discretion to resolve any and all terms and conditions of any Awards and disputes concerning the Plan and any Awards hereunder.
“Board” means the board of directors of the Company.
“Cause” means “cause” or a similar term set forth in the Participant’s employment agreement with the Company or, if no such agreement is then in effect, shall mean (A) the Participant’s material disregard of his responsibilities, authorities, powers, functions or duties or failure to act, (B) repeated or material negligence or misconduct by the Participant in the performance of his duties, (C) appropriation (or attempted appropriation) of a business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company, (D) the commission by the Participant of any act of fraud, theft or financial dishonesty with respect to the Company, or any felony or criminal act involving moral turpitude or dishonesty on the part of the Participant, (E) the Participant’s habitual drunkenness or excessive absenteeism not related to sickness, and/or (F) the material breach by the Participant of any provision of his employment agreement that is not cured by the Executive within thirty (30) days after written notice of breach has been delivered to the Participant by the Company, unless such breach is incapable of cure (in which case the Participant shall not be entitled to an opportunity to cure), in each case of  clauses (A)  through  (F)  above, as determined by the Board in good faith.
“Change in Control” shall mean a change in control of the Company which will be deemed to have occurred after the date hereof if:

(a)           any “person” as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, is or becomes the beneficial owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing at least 50% of the combined voting power or common shares of the Company; provided, however, that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s common shares, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act;
(b)           there is consummated a merger or consolidation of the Company or any of its direct or indirect subsidiaries with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power and common shares of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or
(c)           there is completed a sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect, including a liquidation) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power and common shares of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the common shares of the Company immediately prior to such sale.
“Company” means MercadoLibre, Inc. and its consolidated subsidiaries, and MercadoLibre, Inc.’s successors or assigns.
“Covered Termination” means (i) a termination of a Participant’s employment by the Company without Cause and for a reason other than the Participant’s death or disability (as determined under Article 6(a)) or (ii) a Participant’s resignation from the Company with Good Reason.
“Eligible Employee” means an individual who is designated by the Award Committee as eligible for this Plan and who is employed by the Company as determined by the Award Committee.
“Good Reason” means (i) a material diminution in the Participant’s duties, functions and responsibilities to the Company without the Participant’s consent or the Company preventing the Participant from fulfilling or exercising the Participant’s materials duties, functions and responsibilities to the Company without the Participant’s consent; (ii) a material reduction in the Participant’s base salary or bonus opportunity or (iii) a requirement that the Participant relocate the Participant’s employment more than fifty (50) miles from the location of the Participant’s principal office without the consent of the Participant.  A Participant’s resignation shall not be a resignation with Good Reason unless the Participant gives the Company written notice (delivered within thirty (30) days after the Participant knows of the event, action, etc. that the Participant asserts constitutes Good Reason), the event, action, etc. that the Participant asserts constitutes Good Reason is not cured, to the reasonable satisfaction of the Participant, within thirty (30) days after such notice and the Participant resigns effective not later than thirty (30) days after the expiration of such cure period.
“Market Value” of a Share, as of any date, means (i) the average closing sale price of one Share as reported on a national stock exchange, including, but not limited to, the NASDAQ Global Market (a “National Stock Exchange”) during the 60-trading day period (or such shorter period as the Shares are so listed) ending on the last trading day immediately preceding such date; (ii) if the Shares are not listed for trading on a National Stock Exchange during any day in that 60-trading day period but are quoted on the Over-the-Counter-Bulletin Board (the "OTCBB"), the mean between the closing bid and closing asked prices for the Shares as quoted on the OTCBB during the 60-trading day period (or such shorter period as the Shares are so quoted) ending on the last trading day immediately preceding such date, (iii) if the Shares are not listed for trading on a National Stock Exchange or quoted on the OTCBB during any day in that 60-trading day period and the shares were last traded on a National Stock Exchange, the average closing sale price of one Share as reported on the National Stock Exchange during the 90-trading day period ending on the last day the Shares were listed for trading on such Exchange or (iv) if the Shares are not listed for trading on a National Stock Exchange or quoted on the OTCBB during any day in that 60-trading day period and the shares were last traded on the OTCBB, the mean between the closing bid and closing asked prices for the Shares as quoted on the OTCBB during the 90-trading day period ending on the last day the Shares were quoted on the OTCBB. For purposes of calculating benefits and valuing Shares on or after a Change in Control, the term “Market Value” means the amount determined under the preceding sentence determined as of the date on which the Change in Control occurs..
“MercadoLibre Business” means any activities directly or indirectly related to Online Transactional Platforms, Online Classified Advertisements and/or Payment Platforms.
“Minimum Eligibility Conditions” means the minimum conditions established by the Award Committee and approved by the Board that a Participant must meet in order to be eligible to receive payments under any Award hereunder.
“Online Classified Advertisements” means listings of goods, products or services on Internet sites, which listings (1) serve the same purpose as the listings appearing in the classifieds section of printed newspapers, (2) include direct contact information of the seller via telephone, e-mail or any offline method, which contact information is readily and continuously available to any visitor without restriction or special action required from the visitor, or provide for a method to contact the seller so that the seller may then respond providing direct contact information, and (3) are on Internet sites the operator or administrator of which does not (x) play any role in consummating the transaction to which the listing relates, or (y) provide any information (other than contact information) to the seller regarding the potential buyer or interested party, or otherwise serve as middle-man between a potential buyer and seller (other than for the limited purposes expressly set forth in this paragraph), or (z) charge any fee or commission for such transaction (including, without limitation, any fees for completion of transactions and/or fees based on number of users contacting another user) other than a listing fee, which is a fee for placing the listing on the website and is chargeable before or at the time such listing appears. Examples of Online Classifieds Advertisements include Craigslist.com, Kijiji.com, and olx.com.
“Online Transactional Platforms” means online transactional platforms or similar as determined by the Award Committee including, but not limited to, (a) any online platform offering a wide variety of product lines and/or services, operating in a manner similar to Amazon.com or Submarino.com as of the date hereof and/or (b) online transactional marketplaces located on websites in which sellers and potential buyers transact for any kinds of goods and/or services, which goods and/or services are displayed on such website, and in which the sellers’ and potential buyers’ initial contact can only be made through such website (for purposes of initial contact, direct contact information of another user is not made available to users, in accordance with the terms of use of such website), such as eBay.com, MercadoLibre.com, DeRemate.com, etc. (and any such domain name with country suffixes).
“Participant” means an Eligible Employee who is designated as eligible to receive an Award for services provided in 2013.  The designation of an individual as a Participant under this Plan shall not provide the individual with any rights to any future participation for any subsequent long term retention plans that may be adopted by the Company in future years but, subject to the terms of the Plan, an individual shall remain a Participant for purposes of receiving a payment of Award until such individual ceases to be an Eligible Employee.
“Payments Platforms” means websites or platforms enabling the sending, receipt, holding and/or transfer of money from one user to another user through an account that is funded by, among other things, traditional payment methods and then used to transact with another user electronically, such as PayPal.com, MercadoPago.com, or Dineromail.com (and any such domain name with country suffixes).
“Performance Goals” means any goals, metrics or other performance measures established for a Participant for services provided in 2013, the attainment of which will result in an Award becoming payable to the Participant, subject to the terms of the Plan.  It is currently anticipated that Performance Goals generally will be based on, and support, both individual and Company goals and may also include goals established for the particular division, affiliate or country in which the Participant is located.
“Person” means and includes a natural person, a corporation, an association, a partnership, a limited liability company, a trust, a joint venture, an unincorporated organization or any other similar entity or a governmental or quasi-governmental body.
“Shares” means shares of Common Stock of the Company, $0.001 par value per share.
“Territory” means the United States of America and each country and territory in Latin America and the Caribbean, including, without limitation, Argentina, Bolivia, Brazil, Chile, Colombia, Costa Rica, Dominican Republic, Ecuador, El Salvador, Guatemala, Honduras, Mexico, Nicaragua, Panama, Paraguay, Peru, Puerto Rico, Uruguay, and Venezuela.

Participation; Performance Goals and Award Opportunities

The amount of the Award for each Plan Participant and the Performance Goals applicable to such Award will be established by the Award Committee and communicated to each Plan Participant.  The amount of each Award may be different for each Participant or levels of Participants as determined by the Award Committee.
The amount of each Award shall be enumerated as a specified amount, calculated in accordance with Article 5 hereof, of United States dollars, unless the Award Committee determines the amount of any such Award in a local currency.  The amount of each Award, to the extent it becomes payable, shall be paid (i) in the case of Award payments made before a Change in Control, in cash, Shares or any combination thereof (including, but not limited to, either all cash or all Shares) as the Award Committee may deem appropriate and desirable from time to time during the term of the Plan or (ii) in the case of Award payments made on or after a Change in Control, in the form of cash only.  The number of Shares issuable under an Award, if any, shall equal the quotient of (a) divided by (b), where (a), the numerator, equals the U.S. dollar amount of the Award that is payable in Shares, and (b), the denominator, equals the Market Value of the Shares as of the close of business on the business day prior to the date the Award is payable in any such year.  Any Shares issued hereunder as payment of all or a portion of the Award as of any date shall be issued from the Company’s 2009 Equity Compensation Plan, or any such amended or successor plan thereto.

Review of Participant’s Performance

Performance Goals will generally be set and determined for the 2013 calendar year by the Award Committee. The Award Committee, with input from the Company officer responsible for each Participant, will evaluate such Participant’s performance relative to the Performance Goals.

Payment of Awards

If a Participant does not satisfy the Minimum Eligibility Conditions, then the Award shall be forfeited, and shall not become payable to such Participant under this Plan.  If the Participant meets the Minimum Eligibility Conditions, the Award shall become payable to the Participant in accordance with and subject to the terms of this Article 5 and Article 6.
Subject to the following paragraph and Article 6, only if the Participant is employed as an Eligible Employee on the date each portion of the Award is to be paid to such Participant, the Award shall be payable as follows:

8.33% of the Award shall be payable to the Participant on or about March 31 of each calendar year for a period of six years starting in 2013; and

the Participant shall receive on or about March 31 of each calendar year for a period of six years starting in 2013, an Award payment equal in value to the product of (i) multiplied by (ii), where

(i) equals 8.33% of the Award and (ii) equals the quotient of (a) divided by (b), where (a), the numerator, equals the Market Value as of the applicable payment date and (b), the denominator, equals $79.57 (the average closing price of the Company’s common stock on the NASDAQ Global Market during the final 60 trading days of 2012).

This paragraph applies to each Participant who experiences a Covered Termination on or after a Change in Control.  In that event, and notwithstanding the preceding paragraph and the vesting and forfeiture provisions otherwise provided in the Plan or any other agreement entered into in connection with or pursuant to the Plan, a Participant described in the preceding sentence shall have a vested and nonforfeitable right to each Award payment scheduled to be paid after the date of the Covered Termination and the total of such Award payments shall be paid to the Participant in a single cash payment within fifteen (15) days after the date of the Covered Termination.

Notwithstanding anything in the Plan or any other agreement entered into in connection with or pursuant to the Plan, if the provisions of the Deficit Reduction Act of 1984 (“ DEFRA “) or Section 280G of the Internal Revenue Code of 1986, as amended (“Code”) relating to “excess parachute payments” (as defined by the Code) shall be applicable to any payment of an Award under the Plan, then the total amount of such payment shall be reduced by the least amount necessary such that the provisions of DEFRA and Section 280G of the Code relating to “excess parachute payments” shall no longer be applicable to any payment of an Award or any other compensation that is subject to Section 280G of the Code; provided ,  however , that the Company shall use its commercially reasonable efforts to obtain the requisite approvals so that the limiting provisions of DEFRA and Section 280G of the Code would not be applicable to such payment.

Termination of Employment; Forfeitures

Except as provided in Article 5 with respect to a Covered Termination on or after a Change in Control, participation in the Plan shall cease immediately upon a Participant’s retirement, resignation or termination of employment as an Eligible Employee for any reason (with or without Cause), or if determined by the Award Committee, upon the Participant’s death or disability.  Disability will be determined under the Company’s long term disability plan, if any, or upon receipt of a letter of determination or similar of the Participant’s complete disability by the applicable governmental authority under local applicable law, which complete disability entitles the Participant to disability payments under local law.

In the event that:

while the Participant is employed by the Company, he or she engages in, directly or indirectly, any other business or activity that could materially or adversely affect the Company’s business or his or her ability to perform his or her duties for the Company, including, but not limited to, any activities adversely affecting the MercadoLibre Business anywhere in the Territory;

while the Participant is employed by the Company or during the one-year period following the termination of the Participant’s employment for any reason, he or she directly or indirectly, on his or her own behalf or on behalf of another Person or entity, hires or solicits for hire any employees of the Company or its Affiliates or in any manner attempts to influence or induce any employee of the Company or its Affiliates to leave their employment; or

while the Participant is employed by the Company or during the one-year period following the termination of the Participant’s employment for any reason, he or she alone (or in association with any other Person) directly or indirectly, in any capacity, owns, operates, manages, controls, engages in, invests in, becomes employed by, acts as a consultant or advisor to, or provides services for, or otherwise assists any other Person in activities that are competitive with the MercadoLibre Business anywhere in the Territory,

he or she will automatically forfeit any and all benefits received under the Plan and any and all benefits which the Participant may otherwise be entitled to receive under the Plan.  If the Participant terminates employment with the Company for any reason (with or without Cause) and he or she alone (or in association with any other Person) takes any of the action set forth in subparagraph (1), (2) or (3) above, the Participant will be required to immediately, and in no event more than five days following the termination of the Participant’s employment, return all amounts which the Participant has received under the terms of the Plan (the “Recovery Amount”), and the Participant and the Company hereby agree to the following, notwithstanding any Plan provision to the contrary:

that the Company may withhold all or a portion of the Recovery Amount from any salary, wages or other amounts due to the Participant from the Company; and

in addition to the Recovery Amount, the Company may also recover any fees incurred by the Company in seeking to collect the Recovery Amount, including, but not limited to, the Company’s reasonable attorneys’ fees.

Notwithstanding the foregoing, ownership of less than five percent (5%) of the outstanding capital stock of any Person whose securities are registered under the Securities Exchange Act of 1934, as amended, in and of itself shall not be cause for automatic forfeiture under Section 6(b)(3), whether or not the subject Person is competitive with the Company.

Except as provided in Article 5 with respect to a Covered Termination on or after a Change in Control, the portion of any Award under this Plan that has not been actually paid to the Participant prior to the date of such resignation or other termination of employment shall be forfeited, except that the Award Committee, in its discretion, may pay all or part of the amount that remains payable under an Award upon the disability or death of the Participant in accordance with such rules or procedures established by the Award Committee provided, however, that any amount of the Award payment that the Award Committee determines to pay shall be paid no later than March 15 of the year following the year that the Participant’s employment ends on account of disability or death.  Notwithstanding any provision of the Plan to the contrary, any Award paid to the Participant shall be subject to recovery by the Company in the event that the Participant is terminated for Cause and shall, to the extent permitted by law, be subject to recovery from any amounts owed by the Company to the Participant, including, but not limited to, offsetting any amounts owed under the Plan to the Company against any amounts otherwise owed to the Participant by the Company.

If the Award Committee decides to pay all or part of an Award after the death of a Participant in accordance with this Section 6, the Participant may designate in writing one or more persons (“beneficiary”) to receive any unpaid portion of the Participant’s Award upon the death of the Participant.  By similar action, the Participant may designate a change of beneficiary at any time, which change shall be effective only upon receipt by the Award Committee of said notice.  The last such designation form filed with the Award Committee prior to the Participant’s death shall control.  The Award Committee may establish a form or other requirements for such designation.  If the Participant designates his spouse as a beneficiary, the divorce of Participant shall automatically revoke that designation of his spouse as beneficiary except to the extent otherwise provided in a subsequent beneficiary designation filed by the Participant with the Award Committee.  In the absence of a written designation, or in the event the Participant dies without a beneficiary surviving him, any amount which would otherwise be payable on account of his death shall be paid to the surviving spouse of the Participant or if none, to the Participant’s estate.  A beneficiary of a Participant shall have no interest or rights hereunder during the lifetime of the Participant.

Administrative Provisions

A.      The Plan was approved by the Board on September 27, 2013 to be effective as of January 1, 2013 for all services provided by Participants in 2013.
B.      Unless the Board provides otherwise, the Plan shall be administered and interpreted by the Award Committee, which has been provided absolute authority hereunder to administer the Plan.  The Board and its members, the members of the Award Committee and any other individual who may, from time to time, have been delegated responsibility with respect to the administration of this Plan (collectively, “Authorized Persons”), shall have the full authority, discretion and power necessary or desirable to administer and interpret this Plan, in accordance with the Plan terms.  Benefits under the Plan shall be payable only if the Authorized Persons in their respective sole and absolute discretion determine that any such benefits are properly payable under the Plan.  Without in any way limiting the foregoing, all Authorized Persons shall have complete authority, sole discretion and power to: (i) determine the Participants; (ii) determine the Performance Goals applicable to each Participant, as well as the relative weighting of each such Performance Goals to determine eligibility for payment of an Award hereunder; (iii) evaluate and determine the performance of Participants; (iv) determine the amount of the Award for each Participant; (v) interpret the provisions of this Plan and any other documentation used in connection with this Plan, including documentation specifying individual Participant Performance Goals, Award opportunities and the like; (vi) establish and interpret rules, regulations and procedures (written or by practice) for the administration of the Plan; and (vii) make all other determinations and take all other actions necessary or desirable for the administration or interpretation of this Plan.  The express grant in the Plan of any specific power to Authorized Persons shall not be construed as limiting any power or authority of such Authorized Person.  All actions, decisions and interpretations of the Authorized Persons shall be final, conclusive and binding on all parties.  All expenses of administering the Plan shall be borne by the Company.
C.      Nothing in this Plan shall be deemed by implication, action or otherwise to constitute a contract of employment or otherwise to impose any limitation on any right of the Company to terminate a Participant’s employment at any time for any or no reason.
D.      A Participant shall have no right to anticipate, alienate, sell, transfer, assign, pledge or encumber any right to receive any Award made under the Plan, nor will any Participant have any lien on any assets of the Company by reason of any Award made under the Plan.
E.      The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes required by law to be withheld from Awards made under this Plan.
F.      The Plan may be amended, suspended or terminated at any time and from time to time, by action of the Board or the Award Committee, but in any event, the Plan will be terminated no later than upon the last date the Company pays all Participants any and all amounts that may due under the Plan and no amounts remain due and payable under the Plan to any person as determined by Award Committee.  The preceding sentence to the contrary notwithstanding, on and after a Change in Control, no amendment, suspension or termination of the Plan that adversely affects the rights of a Participant (or the beneficiary of a deceased Participant who has not received payment of an amount approved by the Award Committee under Article 6), shall be effective without the written consent of that Participant or beneficiary.
G.      The adoption of the Plan does not imply any commitment to continue to maintain the Plan, or any modified version of the Plan, or any other plan for incentive compensation for such Participant for any period of time.  Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or in any way affect any right and power of the Company to terminate the employment of any employee at any time without assigning a reason therefor.
H.      This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the

Plan.  Any liability of the Company to any person with respect to any Awards under this Plan shall be based solely upon any contractual obligations which may be created pursuant to this Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
I.      In order to be effective, any amendment of this Plan or any Award must be in writing and made by the Award Committee.  No oral statement, representation, written presentation or the like shall have the effect of amending or modifying this Plan or any Award, or otherwise have any binding effect on the Company, the Board, the Chief Executive, the Award Committee or any individual who has been delegated authority to administer this Plan.
J.      The Plan shall be construed in accordance with and governed by the substantive laws of the State of Delaware, without regard to principles of conflicts of law.
K.      In case any provision of the Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.
L.      Except for their own gross negligence or gross misconduct regarding the performance of the duties specifically assigned to them under, or their willful breach of the terms of this Plan, the Company (and its affiliates), Board and its members, the Award Committee and its members, and any other entity or individual administering any aspect of this Plan shall be held harmless by the Participants and their respective representatives, heirs, successors, and assigns, against liability or losses occurring by reason of any act or omission under the Plan.
M.      No Shares shall be issued, no certificate for Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all stock exchanges on which the Company’s shares may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  Any share certificate issued to evidence the issuance of Shares under this Plan may bear such legends and statements as the Award Committee may deem advisable to assure compliance with federal and state laws and regulations.  No Shares shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Award Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
N.      Should the Company effect one or more stock dividends, stock splits, subdivisions or consolidations of Shares or other similar changes in capitalization, then the maximum number of Shares that may be issued under this Plan shall be proportionately adjusted and the terms of outstanding Awards shall be adjusted as the Award Committee shall determine to be equitably required.  Any determination made under this Article 7(N) by the Award Committee shall be final and conclusive.  The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, Awards.

Executed on the 27th day of September, 2013 to be effective as of the 1st day of January, 2013.

MercadoLibre, Inc.

By: